Exhibit 99.01

Sylvan Learning Systems, Inc. Reports Strong Enrollment Growth and 48%
 Revenue Increase in Third Quarter 2003; Company Reports 25% Increase
                in Campus-based New Student Enrollment

    BALTIMORE--(BUSINESS WIRE)--Oct. 23, 2003--Sylvan Learning
Systems, Inc. (NASDAQ: SLVN), a global leader in higher education, announced strong financial results and enrollment growth for the quarter ended September 30, 2003.

    Financial and Operational Highlights

    -- Total degree enrollments at Sylvan's campus-based and online universities reached 110,377 students, an increase of 43% over last year.

    -- New student enrollments increased 25% year-over-year across all campus-based universities owned since third quarter 2002 driving a 19% increase in total enrollments to 74,342 students from 62,279 students in the same period last year. (See attached table for additional detail.)

    -- Tuition increases implemented at campus-based universities since the third quarter of 2002 generated weighted average price improvement of 7.5%.

    -- Walden University reported an 80% year-over-year increase in total degree enrollments and a 113% increase in new student enrollments for the quarter ended September 30, 2003.

    -- Third quarter 2003 revenues increased 48% to $106.3 million, compared to $72.0 million for the third quarter of 2002.

    -- Total operating income for the third quarter of 2003 was $10.9 million compared to a loss of $1.3 million for the third quarter of 2002. Campus-based operating margins increased to 11.8% compared to 4.6% in the third quarter of 2002.

    -- Pro forma after-tax income, assuming the sale of Sylvan's K-12 assets had closed on January 1, 2003 and a normalized full-year tax rate, would have been $7.1 million or $0.16 per share. After-tax income from continuing operations for the third quarter of 2003 was $5.8 million or $0.13 per share, compared to a loss of $3.8 million or a loss of $0.09 per share in the third quarter of 2002. (See Reconciliation - 2003 GAAP to Pro Forma Results for details.)

    Douglas Becker, Chairman and Chief Executive Officer of Sylvan Learning Systems, stated, "The 25% increase in new students at our campus-based universities coupled with the fact that most of our students are enrolled in four-year programs, gives us great visibility into our 2004 performance and beyond. Sylvan's strong financial performance is a direct result of the focused efforts of our disciplined and experienced international management team."

    Financial Results

    The following financial discussion reflects results from continuing operations including non-strategic assets held for sale, as well as the operating results and realized gain and anticipated losses on the disposal of certain discontinued operations. The financial tables included in this release reconcile GAAP results to pro forma results as if the completed sale of Sylvan's K-12 assets had closed January 1, 2003.
    Given the transformational nature of these transactions, the pro forma presentation is included to provide investors meaningful information regarding the operations of Sylvan Learning System's post-secondary business units excluding the one-time gain and various charges associated with the completed transactions and the pending sale of WSI.
    Total revenues for the third quarter of 2003 were $106.3 million, an increase of 48% compared to total revenues of $72.0 million in the third quarter of 2002. Total operating income for the third quarter increased to $10.9 million, versus a loss of $1.3 million in the third quarter of 2002. After-tax income from continuing operations for the quarter was $5.8 million or $0.13 per share on diluted shares outstanding of 46.6 million.
    For the nine-month period ended September 30, 2003, total revenues from continuing operations were $317.9 million, an increase of 40% compared to total revenues of $227.8 million in the same period of 2002. Total loss from continuing operations for the nine-month period was $20.5 million, compared to loss of $2.1 million in the same period of 2002. Net income for the nine-month period was $20.3 million, or $0.49 per share on shares outstanding of 41.4 million. This compares to a net loss of $89.8 million, or a loss of $2.25 per share on shares outstanding of 40.0 million for the same period in 2002.
    Pro forma after-tax income from continuing operations for the three-month and nine-month periods ended September 30, 2003, assuming the sale of Sylvan's K-12 assets had closed on January 1, 2003 and a normalized full-year tax rate, and excluding previously announced gains and charges resulting from such transactions, would have been $0.16 and $0.42 per share, respectively. (See Reconciliation - 2003 GAAP to Pro Forma Results for details).
    Total cash and marketable securities at the end of the third quarter were approximately $129.1 million, while total corporate debt was approximately $92.1 million, excluding $15.0 million of outstanding convertible debentures.
    Results from discontinued operations for the third quarter 2003 include the operations of Sylvan UK, Sylvan France, and WSI. These assets are expected to be sold within a year.
    Student Enrollment - Total degree enrollments at Sylvan's campus-based and online universities reached 110,377 students, an increase of 43% over last year. (See attached table for details.)
    Campus-based: New student enrollments increased 25% year-over-year across all universities owned since third quarter 2002 driving a 19% increase in total enrollments to 74,342 students from 62,279 students in the same period last year. Total student enrollments at all eight universities increased to 94,960 students, an increase of 52%. Our universities currently operate 31 campuses, including seven added during the current year.
    Online Higher Education: Total degree enrollments at September 30, 2003 increased 5% to 15,417 students compared to 14,719 students for the same period in 2002. As previously disclosed, total enrollment growth will be temporarily impacted by Canter's discontinuation of certain third-party university partnerships to significantly enhance future revenue growth and operating margins.
    Walden University reported an 80% year-over-year increase in total degree enrollments and a 113% increase in new student enrollments for the quarter ended September 30, 2003.

    Fourth Quarter 2003 And Fiscal 2004 Guidance

    The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. The pro forma guidance assumes the sale of Sylvan's K-12 assets had closed January 1, 2003.

    -- Company anticipates total revenue to be between $141 and $147 million for the fourth quarter 2003, an increase of at least 30% over the prior year.

    -- Company anticipates Campus-based revenue to be between $115 and $120 million for the fourth quarter 2003, with operating margins of between 26% and 27%.

    -- Company anticipates Online Higher Education revenue to be between $26 and $27 million for the fourth quarter 2003, with operating margins of between 23% and 24%.

    -- General and administrative expenses are expected to be between $2.5 and $3.0 million for the fourth quarter 2003.

    -- Diluted earnings per share from continuing operations are anticipated to be between $0.44 and $0.46 for the fourth quarter 2003.

    --  The Company reiterates full year 2004 EPS guidance of $1.22.
-0-
*T

Reconciliation - 2003 GAAP to Pro Forma Results
(in millions, except per share)
                             Three Months   Nine Months
                             Ended 9/30/03  Ended 9/30/03
                             -------------  -------------
Pretax (Loss) Income
 from Continuing Operations     $9.5        $(28.0)
Adjustments (Pretax):
   Non-Strategic Ventures
    Losses                         -           18.7
   Non-Cash Compensation
    Charges                        -           22.2
                             -------------  -------------
Pro forma Results from Core
  Operations                    $9.5          $12.9
   G&A Attributable to
    Discontinued Operations        -            6.8
   Net Interest Income             -            4.5
                             -------------  -------------
Pro Forma Pretax Results
 - 1/1/03 Transaction Close     $9.5          $24.2

Interest on Convertible
 Debentures (Pretax)           $0.2           $1.3
Tax Rate                         25%            25%

Pro Forma Weighted Avg.
 Shares Outstanding - Diluted  46.6           45.9
Pro Forma EPS                 $0.16         $0.42

*T
    About Sylvan Learning Systems

    Sylvan Learning Systems, Inc. (NASDAQ: SLVN) is focused exclusively on providing a superior university experience to over 110,000 students through the leading global network of accredited campus-based and online universities. Addressing the rapidly growing global demand for higher education, Sylvan offers a broad range of career-oriented undergraduate and graduate programs through eight universities located in Latin America and Europe. Through two U.S. based and accredited universities, Sylvan offers the growing population of non-traditional, working-adult students the convenience and flexibility of distance learning to pursue undergraduate, master's and doctorate degree programs in major career fields including engineering, education, business, and healthcare.
    Note: As a result of the completed sale of the Company's K-12 assets, the publicly traded Sylvan Learning Systems is expected to change its corporate name and NASDAQ ticker by June 2004.

    Forward Looking Statements

    This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those described in the forward-looking statements.

    The following factors might cause such a difference:

    -- The Company's operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.

    -- The Company's foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

    Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to our most recent Forms 10-K and 10-Q, available for viewing on our website. (To access this information on our website, please click on "Investor Relations," "SEC Filings")


Sylvan Learning Systems, Inc. & Subsidiaries
Consolidated Statement of Operations
(Amounts in Thousands, except per share data)

                                        Three  Months Ended
                                           September 30,
                              ----------------------------------------
                                                      $         %
                                  2003       2002   Variance  Variance
                              --------- ---------- --------- ---------
                                        (Restated)
                                            (d)
Revenues
   Spain                        $1,546       $788      $758        96%
   Hospitality/Switzerland (a)  12,180      9,172     3,008        33%
   Chile                        31,679     10,361    21,318     GT200%
   Mexico                       35,310     29,146     6,164        21%
   France                        1,441      1,104       337        31%
                              --------- ---------- --------- ---------
  Campus Based total            82,156     50,571    31,585        62%
                              --------- ---------- --------- ---------

  Online Higher Education       24,171     21,378     2,793        13%

  Sylvan Ventures                    -         72       (72)      N/A

                              --------- ---------- --------- ---------
Total Revenues                 106,327     72,021    34,306        48%
                              --------- ---------- --------- ---------

  Core Operating Expenses       92,474     65,699    26,775        41%
  Ventures Operating Expenses        -        902      (902)      N/A
  Non-Cash Compensation
   Expense                         355        166       189       114%
  Core General &
   Administrative Expenses       2,592      5,207    (2,615)      -50%
  Ventures General &
   Administrative Expenses           -      1,344    (1,344)      N/A

                              --------- ---------- --------- ---------
Total Operating Expenses        95,421     73,318    22,103        30%
                              --------- ---------- --------- ---------

Operating Income (Loss)         10,906     (1,297)   12,203       N/A

Non-Operating Items
  Interest & Other Income        3,162      1,700     1,462        86%
  Loss on Assets Held For Sale       -     (7,359)    7,359       N/A
  Interest Expense              (1,858)    (1,984)      126         6%
  Equity in Net Income of
   Affiliates                       38         72       (34)      -47%
  Minority Interest             (2,753)      (381)   (2,372)   LT200%
  Exchange Gain                    (27)       248      (275)      N/A
  Sylvan Ventures non-
   operating                         -       (332)      332       N/A
                              --------- ---------- --------- ---------
Total Non-Operating items       (1,438)    (8,036)    6,598        82%
                              --------- ---------- --------- ---------

Income (Loss) from continuing
 operations before income
 taxes and cumulative
 effect of change
 in accounting principle         9,468     (9,333)   18,801       N/A
Income tax (expense) benefit(b) (3,698)     5,508    (9,206)      N/A
                              --------- ---------- --------- ---------
Income (Loss) from continuing
 operations before cumulative
 effect of change in
 accounting principle            5,770     (3,825)    9,595       N/A
Income (Loss) from
 discontinued operations, net
 of income tax                    (345)     1,134    (1,479)      N/A
Gain (Loss) on disposal of
 discontinued operations, net
 of income tax                       -     (3,000)    3,000       N/A
                              --------- ---------- --------- ---------
Income (Loss) before
 cumulative effect of change
 in accounting principle         5,425     (5,691)   11,116       N/A
Cumulative effect of change in
 accounting principle, net of
 tax benefit of $7,700               -          -         -       N/A
                              --------- ---------- --------- ---------
Net Income (Loss)               $5,425    $(5,691)  $11,116       N/A
                              ========= ========== ========= =========

  Weighted average shares -
   Basic                        42,637     40,331
  Weighted average shares -
   Diluted                      46,635     40,331
  EPS-Net Income (Loss) Basic    $0.13     $(0.14)
  EPS-Net Income (Loss)
   Diluted                       $0.12     $(0.14)
  EPS (Basic)-Income (Loss)
   from continuing operations
   before cumulative effect of
   change in accounting
   principle                     $0.14     $(0.09)
  EPS (Diluted)-Income (Loss)
   from continuing operations
   before cumulative effect of
   change in accounting
   principle                     $0.13     $(0.09)

Reconciliation - Pro Forma
 Income from Continuing
 Operations
------------------------------
Income (Loss) from continuing
 operations before income taxes
 and cumulative effect of change
 in accounting principle        $9,468
        Non-Strategic Ventures
         Losses                      -
        Non-Cash Compensation
         Expense                     -
        G&A Attributable to
         Discontinued
         Operations                  -
        Core operations - non
         operating                   -
                              ---------
  Subtotal                      $9,468
        Tax Impact at 25%(b)    (2,367)
                              ---------
Pro Forma income from
 continuing operations (c)      $7,101
  Weighted average shares -
   Pro Forma                    46,635
  EPS - As if transaction
   happened January 1, 2003
   (e)                           $0.16

  Segment Operating Profit
   (Loss):
   Campus Based                 $9,712     $2,317    $7,395   GT200%
   Online Higher Education (f)   4,141      3,933       208         5%
   Sylvan Ventures                   -     (2,174)    2,174       N/A

                                           Nine Months Ended
                                            September 30,
                              ----------------------------------------
                                                      $         %
                                  2003       2002   Variance  Variance
                              --------- ---------- --------- ---------
                                        (Restated)
                                            (d)
Revenues
   Spain                       $46,829    $35,767   $11,062        31%
   Hospitality/Switzerland (a)  35,161     18,214    16,947        93%
   Chile                        56,583     25,012    31,571       126%
   Mexico                      103,608     92,820    10,788        12%
   France                        5,349      4,072     1,277        31%
                              --------- ---------- --------- ---------
  Campus Based total           247,530    175,885    71,645        41%
                              --------- ---------- --------- ---------

  Online Higher Education       69,460     51,838    17,622        34%

  Sylvan Ventures                  903         98       805    GT200%
                              --------- ---------- --------- ---------
Total Revenues                 317,893    227,821    90,072        40%
                              --------- ---------- --------- ---------

  Core Operating Expenses      279,144    202,352    76,792        38%
  Ventures Operating Expenses    2,122      1,396       726        52%
  Non-Cash Compensation                                        GT200%
   Expense                      22,688        879    21,809
  Core General &
   Administrative Expenses      14,286     16,028    (1,742)      -11%
  Ventures General &
   Administrative Expenses       1,756      3,614    (1,858)      -51%

                              --------- ---------- --------- ---------
Total Operating Expenses       319,996    224,269    95,727        43%
                              --------- ---------- --------- ---------
Operating Income (Loss)         (2,103)     3,552    (5,655)      N/A

Non-Operating Items
  Interest & Other Income        3,792      4,044      (252)       -6%
  Loss on Assets Held For Sale       -     (7,359)    7,359       N/A
  Interest Expense              (7,387)    (5,921)   (1,466)      -25%
  Equity in Net Income of
   Affiliates                      169        121        48        40%
  Minority Interest             (7,009)    (3,608)   (3,401)      -94%
  Exchange Gain                    209        560      (351)      -63%
  Sylvan Ventures non-                                         LT200%
   operating                   (15,702)    (2,973)  (12,729)
                              --------- ---------- --------- ---------
Total Non-Operating items      (25,928)   (15,136)  (10,792)      -71%
                              --------- ---------- --------- ---------

Income (Loss) from continuing
 operations before
 income taxes and cumulative
 effect of change
 in accounting principle       (28,031)   (11,584)  (16,447)     -142%
Income tax (expense) benefit(b)  7,537      9,461    (1,924)      -20%
                              --------- ---------- --------- ---------
Income (Loss) from continuing
 operations before cumulative
 effect of change
 in accounting principle       (20,494)    (2,123)  (18,371)    LT200%
Income (Loss) from
 discontinued operations, net
 of income tax                   1,381      5,141    (3,760)      -73%
Gain (Loss) on disposal of
 discontinued operations, net
 of income tax                  39,423    (14,209)   53,632       N/A
                              --------- ---------- --------- ---------
Income (Loss) before
 cumulative effect of change
 in accounting principle        20,310    (11,191)   31,501       N/A
Cumulative effect of change in
 accounting principle, net of
 tax benefit of $7,700               -    (78,634)   78,634       N/A
                              --------- ---------- --------- ---------
Net Income (Loss)              $20,310   $(89,825) $110,135       N/A
                              ========= ========== ========= =========

  Weighted average shares -
   Basic                        41,386     39,960
  Weighted average shares -
   Diluted                      41,386     39,960
  EPS-Net Income (Loss) Basic    $0.49     $(2.25)
  EPS-Net Income (Loss)
   Diluted                       $0.49     $(2.25)
  EPS (Basic)-Income (Loss)
   from continuing operations
   before cumulative effect of
   change in accounting
   principle                    $(0.50)    $(0.05)
  EPS (Diluted)-Income (Loss)
   from continuing operations
   before cumulative effect of
   change in accounting
   principle                    $(0.50)    $(0.05)

Reconciliation - Pro Forma
 Income from Continuing
 Operations
------------------------------
Income (Loss) from continuing
 operations before income taxes
 and cumulative effect of change
  in accounting principle     $(28,031)  $(11,584)
        Non-Strategic Ventures
         Losses                 18,677      7,885
        Non-Cash Compensation
         Expense                22,158        N/A
        G&A Attributable to
         Discontinued
         Operations              6,855        N/A
        Core operations - non
         operating               4,564        N/A
                              ---------
  Subtotal                     $24,223
        Tax Impact at 25%(b)    (6,056)
                              ---------
Pro Forma income from
 continuing operations (c)     $18,167
  Weighted average shares -
   Pro Forma                    45,935
  EPS - As if transaction
   happened January 1, 2003 (e)  $0.42

  Segment Operating Profit (Loss):
   Campus Based                $30,946    $19,131   $11,815        62%
   Online Higher Education (f)   6,900      6,240       660        11%
   Sylvan Ventures              (2,975)    (4,912)    1,937        39%

a) Hospitality includes the operating results of Les Roches, Marbella and Glion.

b) Represents blended tax-rate: Sylvan Ventures and cheap stock charge, 40%; Continuing operations excluding cheap stock charge, 25%.

c) Reconciling items represent adjustments as if the sale of the K-12 business units and decision to dispose of the non- Strategic venture assets occurred January 1, 2003.

d) The 2002 operating results have been restated to present the K-12 and WSI business units as discontinued operations.

e) In calculating EPS, interest related to the convertible debentures must be added back to numerator.

f) Third quarter results include losses from NTU of $840.

GT=Greater Than
LT=Less Than


 Sylvan Learning Systems, Inc. & Subsidiaries Student Enrollment
 (Campus-based enrollments as of primary enrollment cycle, online enrollments as of 9/30/03)

                                  2003     2002         Growth
                             ---------------------------------
 Chile - UDLA
    New                          8,957    6,673            34%
    Total                       20,296   14,174            43%
 Mexico
    New                         12,972   10,762            21%
    Total                       42,614   36,860            16%
 Spain
    New                       2,491 (E)   2,021            23%
    Total                     7,400 (E)   7,385             0%
 France
    New                            303      286             6%
    Total                        1,124    1,077             4%
 Hospitality
    New                            513      516            -1%
    Total                        2,908    2,783             5%
 Total enrollment at
  Campus-based universities
  owned since third quarter
  2002
    New                         25,236   20,258            25%
    Total                       74,342   62,279            19%

 Chile - UNAB (acquisition effective
  6/03)
    Total                       20,618      N/A           N/A

 Total enrollment at Campus-based
  universities
    New                         25,236   20,258            25%
    Total                       94,960   62,279            52%

 Online Higher Education (a)
    New                          3,946    3,532            12%
    Total                       15,417   14,719             5%

 Total Online and Campus-
  based
 Enrollment                    110,377   76,998            43%

(a) Online Higher Education: Total degree enrollments at September 30, 2003 increased 5% to 15,417 students compared to 14,719 students for the same period in 2002. As previously disclosed, total enrollment growth will be temporarily impacted by Canter's discontinuation of certain third-party university partnerships to significantly enhance future revenue growth and operating margins.

Walden University reported an 80% year-over-year increase in total degree enrollments and a 113% increase in new student enrollments for the quarter ended September 30, 2003.

 (E) Estimate

    CONTACT: Sylvan Contacts:
             Sean Creamer, Chief Financial Officer,
             410/843-8991
                or
             Chris Symanoskie, Director, Investor Relations,
             410/843-6394